EXHIBIT 2
to SCHEDULE 13G


                         GAP COINVESTMENT PARTNERS, L.P.
                                3 Pickwick Plaza
                               Greenwich, CT 06830


                                                         January 3, 2001

                                POWER OF ATTORNEY
                                -----------------

                  The undersigned, GAP Coinvestment Partners, L.P., a New York limited partnership, with its principal office at 3 Pickwick Plaza, Greenwich, Connecticut, United States of America (the "Partnership"), by its Managing General Partner, Steven A. Denning, a U.S. citizen, of full legal age, hereby constitutes and appoints Thomas J. Murphy, a U.S. citizen, of full legal age, its true and lawful attorney-in-fact and agent, in any and all capacities, to execute and deliver any and all documents and instruments and to make any governmental filings on behalf of the Partnership as fully to all intents and purposes as a General Partner of the Partnership might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done. This power of attorney shall expire on December 31, 2001.


                                    GAP COINVESTMENT PARTNERS, L.P.



                                    By:  /s/ Steven A. Denning
                                         ---------------------------------------
                                         Steven A. Denning
                                         Executive Managing Member


STATE OF CONNECTICUT     )
                         : ss.
COUNTY OF FAIRFIELD      )

                  On the 3rd day of January 2001, before me personally came Steven A. Denning, to me known, and known to me to be the individual described in, and who executed the foregoing document, and he acknowledged to me that he executed the same.


           /s/ Sheila Hughes
----------------------------------------
               Notary Public